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                                                                   EXHIBIT 23(c)

                        CONSENT OF RYAN, BECK & CO., LLC

We hereby consent to the references in the Proxy Statement-Prospectus to our
opinion, to be dated March   , 2002, with respect to the merger of United
National Bancorp and Vista Bancorp, and to our firm, respectively, and to the inclusion of such opinion as an annex to such Proxy Statement. By giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission thereunder.

                                          RYAN, BECK & CO., LLC.

                                          By: /s/ DAVID P. DOWNS
                                              .................................
                                              David P. Downs
                                              Managing Director

220 South Orange Ave.
Livingston, NJ
07039
March 4, 2002